UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2019

Startech Labs, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-190658	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, New York City, NY	10016-2817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (802) 255-4212

UPPERSOLUTION.COM

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

As previously announced on our Current Report on Form 8-K, filed on June 26, 2019, a majority of our stockholders and our board of directors approved a change of name of our company to “Startech Labs, Inc.” and a reverse stock split of our issued and outstanding shares of common stock on a ninety-five (95) old for one (1) new basis.

The name change and reverse stock split have been reviewed by the Financial Industry Regulatory Authority (“FINRA”) and have been approved for filing with an effective date of July 17, 2019.

A Certificate of Amendment was filed with the Nevada Secretary of State on July 12, 2019 with an effective date of July 17, 2019.

The name change and reverse split will become effective with the OTC Markets at the opening of trading on July 17, 2019 under the symbol “URSLD”. The “D” will be placed on our ticker symbol for 20 business days. After 20 business days, the symbol will then change to “LAAB”. Our new CUSIP number is 85571L 103.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARTECH LABS, INC.

/s/ Kevin So
Kevin So
President

Date: July 17, 2019

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